UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 12, 2005

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-8519	31-1056105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street, Cincinnati OH, 45202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code	(513) 397-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

The company has commenced a consent solicitation from holders of its 7 1/4% Senior Notes Due 2013 (the “Notes”) to amend certain provisions of the indenture governing the Notes primarily in order to facilitate implementation of its refinancing plan. The consent solicitation materials distributed to holders of the Notes describe the refinancing plan and the associated debt structure after giving effect to the refinancing plan. A copy of the relevant portions of such materials are furnished as Exhibit 99.1 attached hereto.

Also in connection with the consent solicitation, the company issued a press release on January 12, 2005 announcing the commencement of the consent solicitation. A copy of such press release is furnished as Exhibit 99.2 attached hereto.

   The information in this Current Report and the exhibits attached to this Current Report as Exhibit 99.1 and Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities of that Section nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Act of 1934, except as shall be expressly stated by specific reference in such filing. The furnishing of the information in this Current Report and the exhibits attached hereto is not an admission as to the materiality of such information.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Portions of the Consent Solicitation Statement dated January 11, 2005
99.2	Press Release dated January 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

		By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel

Date	January 12, 2005

Exhibit Index

Exhibit No.	Exhibit
99.1	Portions of the Consent Solicitation Statement dated January 11, 2005
99.2	Press Release dated January 12, 2005